Exhibit 99.1

NEWS RELEASE Neal A. Fuller, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2019 THIRD QUARTER RESULTS

Reports Combined Ratio of 78.4%

DeRidder, LA – October 31, 2019 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high hazard industries, today announced results for the third quarter ended September 30, 2019.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	% Change	2019	2018	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$82,712	$85,184	-2.9%	$250,611	$261,489	-4.2%
Net investment income	8,264	7,884	4.8%	24,448	22,396	9.2%
Net realized losses on investments, pretax	(4)	(329)	NM	(27)	(1,471)	NM
Net income	21,386	19,701	8.6%	58,676	52,826	11.1%
Diluted earnings per share	$1.11	$1.02	8.8%	$3.04	$2.74	10.9%
Operating net income	21,101	19,508	8.2%	56,197	53,783	4.5%
Operating earnings per share	$1.09	$1.01	7.9%	$2.91	$2.79	4.3%
Book value per share	$24.29	$23.82	2.0%	$24.29	$23.82	2.0%
Net combined ratio	78.4%	81.1%		82.1%	83.5%
Return on average equity	18.6%	17.4%		17.8%	15.9%

G. Janelle Frost, President and Chief Executive Officer, observed, “AMERISAFE continued to produce an attractive return on equity this quarter supported by favorable loss ratios and expense management. Our response to the soft insurance cycle hinged on our providing quality services with disciplined underwriting as competition and declining rates lowered premiums.”

INSURANCE RESULTS

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	% Change	2019	2018	% Change
	(in thousands)			(in thousands)
Gross premiums written	$82,629	$85,324	-3.2%	$262,754	$276,368	-4.9%

Net premiums earned	82,712	85,184	-2.9%	250,611	261,489	-4.2%
Loss and loss adjustment expenses incurred	44,325	47,598	-6.9%	142,807	152,836	-6.6%
Underwriting and certain other operating costs, commissions, salaries and benefits	19,285	20,606	-6.4%	59,670	62,154	-4.0%
Policyholder dividends	1,265	865	46.2%	3,363	3,290	2.2%

Underwriting profit (pre-tax)	$17,837	$16,115	10.7%	$44,771	$43,209	3.6%

Insurance Ratios:
Current accident year loss ratio	72.5%	71.5%		72.5%	71.5%
Prior accident year loss ratio	-18.9%	-15.6%		-15.5%	-13.1%

Net loss ratio	53.6%	55.9%		57.0%	58.4%
Net underwriting expense ratio	23.3%	24.2%		23.8%	23.8%
Net dividend ratio	1.5%	1.0%		1.3%	1.3%

Net combined ratio	78.4%	81.1%		82.1%	83.5%

•

Gross premiums written in the third quarter of 2019 decreased by $2.7 million, or 3.2%, compared with the third quarter of 2018, primarily due to lower voluntary premiums on policies written in the quarter, which were 8.6% lower than the third quarter of 2018.

•

Payroll audits and related premium adjustments increased premiums written by $2.0 million in the third quarter of 2019, compared to a decrease in premiums written of $2.1 million in the third quarter of 2018.

•

The current accident year loss ratio for the third quarter was 72.5%, unchanged from the first half of 2019, and an increase of 1.0 percentage point from the 71.5% ratio for accident year 2018. During the quarter, the Company experienced favorable net loss development for prior accident years, which reduced loss and loss adjustment expenses by $15.6 million, primarily from accident years 2014 through 2017.

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•

For the quarter ended September 30, 2019, the underwriting expense ratio was 23.3% compared with 24.2% in the same quarter in 2018. The decrease in the expense ratio was due to lower loss based assessments, premium based assessments and commissions compared with the third quarter of 2018.

•	The effective tax rate for the quarter ended September 30, 2019 was 19.6%, compared with 19.5% for the third quarter of 2018.

INVESTMENT RESULTS

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2019	2018	% Change	2019	2018	% Change
	(in thousands)			(in thousands)
Net investment income	$8,264	$7,884	4.8%	$24,448	$22,396	9.2%
Net realized losses on investments (pre-tax)	(4)	(329)	NM	(27)	(1,471)	NM
Net unrealized gains on equity securities (pre-tax)	365	573	-36.3%	3,165	259	NM
Pre-tax investment yield	2.7%	2.6%		2.7%	2.5%
Tax-equivalent yield (1)	3.1%	3.0%		3.1%	3.0%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•

Net investment income for the quarter ended September 30, 2019, increased 4.8% to $8.3 million from $7.9 million in the third quarter of 2018, due to slightly higher investment yields on fixed-income securities.

•	As of September 30, 2019, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $1.2 billion.

CAPITAL MANAGEMENT

In an accompanying press release the Company announced a special cash dividend of $3.50 per share, payable on November 20, 2019, to shareholders of record as of November 13, 2019.

In addition, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.25 per share, payable on December 27, 2019 to shareholders of record as of December 13, 2019.

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Book value per share at September 30, 2019 was $24.29, an increase of 14.3% from $21.26 at December 31, 2018.

SUPPLEMENTAL INFORMATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(in thousands, except share and per share data)
Net income	$21,386	$19,701	$58,676	$52,826
Less:
Net realized losses on investments	(4)	(329)	(27)	(1,471)
Net unrealized gains on equity securities	365	573	3,165	259
Tax effect (1)	(76)	(51)	(659)	255

Operating net income (2)	$21,101	$19,508	$56,197	$53,783

Average shareholders’ equity (3)	$459,086	$452,194	$439,246	$442,210
Less:
Average accumulated other comprehensive income (loss)	11,378	(3,142)	5,892	(295)

Average adjusted shareholders’ equity	$447,708	$455,336	$433,354	$442,505

Diluted weighted average common shares	19,302,551	19,272,984	19,320,199	19,281,036

Return on average equity (4)	18.6%	17.4%	17.8%	15.9%
Operating return on average adjusted equity (2)	18.9%	17.1%	17.3%	16.2%
Diluted earnings per share	$1.11	$1.02	$3.04	$2.74
Operating earnings per share (2)	$1.09	$1.01	$2.91	$2.79

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for November 1, 2019, at 10:30 a.m. Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 323-794-2588 (Conference Code 2913228) at least ten minutes before the call begins

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, manufacturing, and agriculture. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors including the factors set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K for the year ended December 31, 2018. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$82,629	$85,324	$262,754	$276,368
Ceded premiums written	(2,170)	(2,283)	(6,804)	(6,982)

Net premiums written	$80,459	$83,041	$255,950	$269,386

Net premiums earned	$82,712	$85,184	$250,611	$261,489
Net investment income	8,264	7,884	24,448	22,396
Net realized losses on investments	(4)	(329)	(27)	(1,471)
Net unrealized gains on equity securities	365	573	3,165	259
Fee and other income	151	217	234	411

Total revenues	91,488	93,529	278,431	283,084

Expenses:
Loss and loss adjustment expenses incurred	44,325	47,598	142,807	152,836
Underwriting and other operating costs	19,285	20,606	59,670	62,154
Policyholder dividends	1,265	865	3,363	3,290

Total expenses	64,875	69,069	205,840	218,280

Income before taxes	26,613	24,460	72,591	64,804
Income tax expense	5,227	4,759	13,915	11,978

Net income	$21,386	$19,701	$58,676	$52,826

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Basic EPS:
Net income	$21,386	$19,701	$58,676	$52,826

Basic weighted average common shares	19,256,069	19,216,545	19,243,689	19,204,196
Basic earnings per share	$1.11	$1.03	$3.05	$2.75

Diluted EPS:
Net income	$21,386	$19,701	$58,676	$52,826

Diluted weighted average common shares:
Weighted average common shares	19,256,069	19,216,545	19,243,689	19,204,196
Stock options and restricted stock	46,482	56,439	76,510	76,840

Diluted weighted average common shares	19,302,551	19,272,984	19,320,199	19,281,036

Diluted earnings per share	$1.11	$1.02	$3.04	$2.74

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2019	2018
	(unaudited)
Assets
Investments	$1,091,278	$1,125,490
Cash and cash equivalents	125,870	40,344
Amounts recoverable from reinsurers	102,866	112,006
Premiums receivable, net	170,649	162,478
Deferred income taxes	18,480	21,852
Deferred policy acquisition costs	20,341	19,734
Other assets	45,055	34,027

	$1,574,539	$1,515,931

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$790,812	$798,409
Unearned premiums	154,635	149,296
Insurance-related assessments	29,035	28,258
Other liabilities	131,328	130,206

Shareholders’ equity	468,729	409,762

Total liabilities and shareholders’ equity	$1,574,539	$1,515,931

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